EXHIBIT 99.2



                              EXPRESS SCRIPTS, INC.
                                     Table 1
                         UNAUDITED OPERATING STATISTICS
                        (in thousands, except per claim)

                              3 MONTHS         3 MONTHS      3 MONTHS        3 MONTHS        3 MONTHS
                               ENDED            ENDED          ENDED          ENDED           ENDED
                             12/31/2001       09/30/2001    06/30/2001      03/31/2001      12/31/2000
                             ----------       ----------    ----------      ----------      ----------
DRUG SPENDING
Drug spend, excl. UHC        $ 4,486,130      $ 3,914,546   $ 3,856,119     $ 3,652,074     $ 2,999,854
Specialty Dist. (SDS)            251,746          183,299       172,918         166,692         154,768
UHC                                    -                -             -               -          79,142
                            ------------     ------------   -----------     -----------     -----------
   Total                     $ 4,737,876      $ 4,097,845   $ 4,029,037     $ 3,818,766     $ 3,233,764
                            ============     ============   ===========     ===========     ===========

REVENUE DETAIL
PBM revenues (1)             $ 2,590,515      $ 2,367,019   $ 2,228,852     $ 2,068,128     $ 1,928,488    (2)
Non-PBM revenues                  19,132           14,233        18,491          22,412          22,447
                            ------------     ------------   -----------     -----------     -----------
Total revenues               $ 2,609,647      $ 2,381,252   $ 2,247,343     $ 2,090,540     $ 1,950,935
                            ============     ============   ===========     ===========     ===========

PER CLAIM
Network revenue/claim        $    23.40       $     24.01    $    22.46      $    20.70      $    20.84    (3)
Mail revenue/claim           $   123.75       $    122.37    $   126.06      $   124.65      $   121.54

CLAIMS DETAIL
Network, excl. UHC               79,967            70,373        71,311          72,345          66,469
SDS                                 581               500           436             371             289
Mail                              5,714             5,404         4,879           4,496           4,061
                            ------------     ------------   -----------     -----------     -----------
Total claims, excl. UHC          86,262            76,277        76,626          77,212          70,819
UHC claims                            -                 -             -               -           1,585
                            ------------     ------------   -----------     -----------     -----------
Total claims                     86,262            76,277        76,626          77,212          72,404
                            ============     ============   ===========     ===========     ===========
Adjusted claims (4)              97,690            87,085        86,384          86,204          80,526
                            ============     ============   ===========     ===========     ===========

MARGIN ANALYSIS
Gross profit margin                 6.0%             6.1%          6.7%            6.9%            7.0%    (5)
EBITDA margin                       3.3%             3.4%          3.4%            3.5%            3.6%    (5)

PER ADJUSTED CLAIM
Drug spend                       $ 48.50          $ 47.06       $ 46.64         $ 44.30         $ 40.16
Gross profit                      $ 1.60           $ 1.66        $ 1.74          $ 1.68          $ 1.70
EBITDA*                           $ 0.87           $ 0.93        $ 0.89          $ 0.86          $ 0.87


* EBITDA per adjusted claim was $0.87 for the fourth quarter of 2001, down from $0.93 in the third quarter of 2001, but equal to the same quarter last year. In the fourth quarter of 2001, network claims increased 14% over the third quarter of 2001, Mail claims increased by 6% during this same period. The decrease in EBITDA per adjusted claim from the third quarter of 2001 is primarily due to the higher percentage of adjusted claims being derived from the network during the fourth quarter.




SEE NOTES TO UNAUDITED OPERATING STATISTICS

                              EXPRESS SCRIPTS, INC.

                                      NOTES


UNAUDITED OPERATING STATISTICS (excludes non-recurring items)

General: Certain reclassifications have been made to prior years and prior quarter's financial statements to conform with the current quarter's presentation



(1) Our PBM revenues generally include administrative fees, dispensing fees and ingredient costs of pharmaceuticals dispensed from retail pharmacies included in one of our networks or from one of our mail pharmacies, and the associated costs are recorded in cost of revenues (the Gross Basis). Where we only administer the contracts between our clients and the clients' retail pharmacy networks we record as revenues only the administrative fee we received from our activities (the Net Basis).

(2) This increase primarily reflects the transfer of clients to pharmacy networks managed by us (Gross Basis -- see footnote 1); higher utilization and drug costs; and new membership.

(3) Fourth quarter 2001 is the first complete quarter with AARP network claims experience, for which we only report an administrative fee in revenue.

(4) Adjusted claims represent network claims plus mail claims, which are multiplied by 3, as mail claims are typically 90 day scripts and network claims are generally 30 day scripts.

(5) Margin analysis is not indicative of profitability -- margins are greatly impacted by the transfer of clients to pharmacy networks managed by us (Gross Basis) from the clients' network (Net Basis). When we process claims for a client's pharmacy network, all we record as revenue is an administrative fee (Net Basis). When a client is transferred to one of our networks, we charge the administrative fee and a fee for managing the pharmacy network. In addition, we gross up revenues and cost of revenues to include the ingredient cost (Gross Basis). Thus, while the margin percentage appears to decline because revenues are grossed up for the ingredient cost, our actual profit per claim and net income improves due to the fee we receive for managing the pharmacy network.

                              EXPRESS SCRIPTS, INC.


             UNAUDITED CASH EARNINGS, EXCLUDING NON-RECURRING ITEMS
                                     TABLE 2
                      (in thousands, except per share data)

                                                (1)                                                          (2)
                                              3 MONTHS       3 MONTHS      3 MONTHS       3 MONTHS       3 MONTHS
                                               ENDED           ENDED         ENDED          ENDED          ENDED
                                             12/31/2001     09/30/2001    06/30/2001     03/31/2001     12/31/2000
                                             ----------     ----------    ----------     ----------     ----------
Net income, excluding nonrecurring items     $   34,186     $   32,563    $   30,244     $   28,079     $   26,008

Goodwill amortization, net of tax effect          6,673          6,544         6,571          6,511          6,482
                                             ----------     ----------    ----------     ----------     ----------
Net income excluding goodwill amortization   $   40,859     $   39,107    $   36,815     $   34,590     $   32,490
                                             ==========     ==========    ==========     ==========     ==========
Weighted average number of shares
   outstanding during period - diluted (3)       79,185         80,612        80,128         79,634         79,005
                                             ==========     ==========    ==========     ==========     ==========

Diluted cash earnings per share (3)              $ 0.52     $     0.49    $     0.46     $     0.43     $     0.41
                                             ==========     ==========    ==========     ==========     ==========

(1) Excludes the extraordinary loss of $372, net of tax, on the prepayment of debt.

(2) Excludes the non-cash write-off of our investment in PlanetRx of $6,057, net of tax, and the extraordinary loss of $207, net of tax, on the prepayment of debt.

(3) Earnings per share and weighted average shares outstanding have been restated to reflect the two-for-one stock split effective June 22, 2001.



                             SELECTED RATIO ANALYSIS
                                     TABLE 3

                                          AS OF           AS OF           AS OF          AS OF          AS OF
                                        12/31/2001     09/30/2001      06/30/2001     03/31/2001     12/31/2000
                                        ----------     ----------      ----------     ----------     ----------
Debt to EBITDA ratio (1)                      1.1x           1.1x            1.4x           1.4x           1.4x
Interest coverage ratio (1)                   9.3x           8.4x            7.5x           6.6x           5.8x
Debt to enterprise value                      8.7%           7.4%            8.4%          10.5%           9.1%
Debt to capitalization                       29.4%          29.8%           33.3%          34.5%          35.9%


(1)  Uses financial information for the twelve months ended